UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2005

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

510 Bering Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with a recent management reorganization of the Company, the position of President and Chief Operating Officer of Crown Castle USA Inc. was eliminated. As a result of a change in his position, Edward W. Wallander has tendered his resignation from the Company and will be leaving February 11, 2005. It is contemplated that Mr. Wallander’s duties will be transitioned to existing personnel of the Company. Mr. Wallander will be available to the Company on a consulting basis for 90 days after termination. Mr. Wallander’s resignation constitutes a Qualifying Termination under his severance agreement, and payments and benefits will be provided pursuant to such agreement. A copy of the severance agreement is filed as Exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on January 8, 2003 and is incorporated herein by reference.

This document contains forward-looking statements that are based on our management’s current expectations, including but not limited to plans regarding transition of the duties of the Company’s principal accounting officer. Such forward-looking statements are subject to certain risks, uncertainties, assumptions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect the Company is included in our filings with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President and General Counsel

Date: February 8, 2005

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